Exhibit 99.1

FOR IMMEDIATE RELEASE

February 18, 2015

Contact:	Jill McMillan, Vice President of Communications and Investor Relations
Phone: 214-721-9271
Jill.McMillan@enlink.com

ENLINK MIDSTREAM REPORTS

FOURTH QUARTER 2014 RESULTS AND 2015 GUIDANCE

DALLAS, February 18, 2015 — The EnLink Midstream companies, EnLink Midstream Partners, LP (NYSE:ENLK) (the Partnership or ENLK) and EnLink Midstream, LLC (NYSE:ENLC) (the General Partner or ENLC) (collectively EnLink Midstream), today reported results for the fourth quarter of 2014 and provided 2015 guidance.

Fourth Quarter 2014 — EnLink Midstream Partners, LP Financial Results

The Partnership realized adjusted EBITDA of $122.3 million, net income from continuing operations of $87.9 million, net cash provided by operating activities of $95.3 million and distributable cash flow of $92.2 million for the fourth quarter of 2014. The Partnership’s fourth quarter of 2014 gross operating margin was $298.7 million and operating income was $100.7 million. Adjusted EBITDA, distributable cash flow and gross operating margin are explained in greater detail under “Non-GAAP Financial Information,” and reconciliations of these measures to their most directly comparable GAAP measures are included in the tables at the end of this news release.

“Last year was transformational for EnLink Midstream. We created a stable and diversified company and successfully executed on our growth plan,” said Barry E. Davis, EnLink Midstream President and Chief Executive Officer. “We utilized all four growth avenues and delivered financial results in line with our guidance. In 2014, we began operations on approximately $1 billion of organic growth projects and announced an additional $1 billion of growth projects and acquisitions that we believe will enable us to further build on our growing midstream platform in key producing regions.

“We remain well positioned to grow our business even in the current market environment. Our strong financial position, unique sponsorship with Devon, predominately fee-based model, and strategically located asset base give us flexibility to take advantage of a variety of growth opportunities. In fact, over the last 60 days we announced an aggregate of $700 million of acquisitions in the Permian Basin and a $925 million drop down from our General Partner to our Master Limited Partnership. We remain committed to providing great returns to investors while maintaining an investment grade balance sheet,” Davis added.

The Partnership’s operating and reporting segments are based principally upon geographic regions served and consist of the following: the Texas segment, which includes natural gas gathering, processing, transmission and fractionation operations located in north Texas and west Texas; the Louisiana segment, which includes pipelines, processing plants and NGL assets located in Louisiana; the Oklahoma segment, which includes natural gas gathering and processing operations located in Oklahoma; the ORV segment, which includes rail, truck, pipeline and barge facilities to deliver crude and condensate and brine disposal wells in the Ohio River Valley; and the corporate segment, which includes operating activity for intersegment eliminations and gains or losses from derivative activities.

Each business segment’s contribution to the Partnership’s fourth quarter 2014 gross operating margin is below:

•      The Texas segment contributed $147.3 million of gross operating margin.

•      The Louisiana segment contributed $65.9 million of gross operating margin.

•      The Oklahoma segment contributed $42.6 million of gross operating margin.

•      The ORV segment contributed $18.9 million of gross operating margin.

•      The Corporate segment contributed $24.0 million of gross operating margin from a gain on derivative activity.

The Partnership’s fourth quarter 2014 operating expenses were $82.7 million; general and administrative expenses were $29.7 million; depreciation and amortization expense was $85.7 million; net interest expense was $16.3 million; and income from equity investment was $4.6 million.

Net income per limited partner common unit for the fourth quarter of 2014 was $0.21.

Fourth Quarter 2014 — EnLink Midstream, LLC Financial Results

The General Partner reported net income of $26.1 million for the fourth quarter of 2014. The General Partner’s cash available for distribution was $66.3 million, which resulted in a 1.71x coverage ratio on the declared distribution of $0.235 per General Partner unit for the quarter. Cash available for distribution is explained in greater detail under “Non-GAAP Financial Information,” and a reconciliation of this measure to its most directly comparable GAAP measure is included in the tables at the end of this news release.

EnLink Midstream Provides 2015 Guidance

Assuming the achievement of the 2015 guidance set forth in the table below, the Partnership expects to generate sufficient distributable cash flow to support distributions of approximately $1.58 per unit of the Partnership for 2015, which would be an approximate increase of 7.5 percent over distributions declared for 2014.  The General Partner expects it could pay distributions of $1.025 per unit of the General Partner for 2015, which would be an approximate increase of 18.5 percent over distributions declared for 2014, assuming the receipt of per unit distributions from the Partnership consistent with the guidance stated above.  The payment and amount of distributions will be subject to approval by the Boards of Directors of the Partnership and General Partner and to economic conditions and other factors existing during the time of determination.

EnLink Midstream

Guidance for Total Year 2015

(All amounts in millions except percentages and per unit amounts)

2015 Guidance
EnLink Midstream Consolidated
Adjusted EBITDA	~ $740
Percentage of gross operating margin from fee-based contracts	~ 95%

EnLink Midstream Partners, LP
Adjusted EBITDA	~ $710
Distributable cash flow	~ $570
ENLK annual distributions per unit	~ $1.58
ENLK annual distribution growth rate from 2014 to 2015	~ 7.5%

Announced acquisition expenditures (excluding drop down transactions)	~ $700
Growth capital expenditures	~ $500
Maintenance capital expenditures	~ $50

EnLink Midstream, LLC
Cash taxes	~ $20
ENLC annual distributions per unit	~ $1.025
ENLC annual distribution growth rate from 2014 to 2015	~ 18.5%

The foregoing guidance for 2015 is estimated and, accordingly, remains subject to changes that could be significant. See the section titled “Forward-Looking Statements” of this press release. Adjusted EBITDA, growth capital expenditures, maintenance capital expenditures and distributable cash flow are non-GAAP financial measures and are explained in greater detail under “Non-GAAP Financial Information.”

EnLink Midstream to Hold Earnings Conference Call on February 18, 2015

EnLink Midstream, LLC (NYSE: ENLC) (the General Partner) and EnLink Midstream Partners, LP (NYSE: ENLK) (the Partnership) will hold a conference call to discuss fourth quarter financial results, certain year-end financial results and 2015 guidance on Wednesday, February 18, 2015, at 9:00 a.m. Central time (10:00 a.m. Eastern time).

The dial-in number for the call is 1-877-201-0168. Callers outside the United States should dial 1-647-788-4901. The conference identification passcode is 66489291 for all callers. Participants are advised to dial in to the call at least 10 minutes prior to the call time.

Interested parties also can access the live webcast and archived replay of the call on the Investors page of EnLink Midstream’s website at www.enlink.com.

About the EnLink Midstream Companies

EnLink Midstream is a leading midstream provider formed through the combination of Crosstex Energy and substantially all of the U.S. midstream assets of Devon Energy. EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (NYSE: ENLC), the publicly traded general partner entity, and EnLink Midstream Partners, LP (NYSE: ENLK), the master limited partnership.

EnLink Midstream’s assets are located in many of North America’s premier oil and gas regions, including the Barnett Shale, Permian Basin, Cana-Woodford Shale, Arkoma-Woodford Shale, Eagle Ford Shale, Haynesville Shale, Gulf Coast region, Utica Shale and Marcellus Shale. Based in Dallas, Texas, EnLink Midstream’s assets include approximately 8,800 miles of gathering and transportation pipelines, 13 processing plants with 3.4 billion cubic feet per day of net processing capacity, seven fractionators with 252,000 barrels per day of net fractionation capacity, as well as barge and rail terminals, product storage facilities, brine disposal wells, an extensive crude oil trucking fleet and equity investments in certain private midstream companies.

Additional information about the EnLink companies can be found at www.enlink.com.

Non-GAAP Financial Information

This press release contains non-generally accepted accounting principle financial measures that we refer to as adjusted EBITDA, distributable cash flow, gross operating margin, growth capital expenditures, maintenance capital expenditures and the General Partner’s cash available for distribution.  We define adjusted EBITDA as net income from continuing operations plus interest expense, provision for income taxes, depreciation and amortization expense, impairment expense, stock-based compensation, gain on noncash derivatives, transaction costs, distribution of equity investment and non-controlling interest and income on equity investment. We define distributable cash flow as net cash provided by operating activities plus adjusted EBITDA, net to EnLink Midstream Partners, LP less interest expense, litigation settlement adjustment, interest rate swap, cash taxes and other, maintenance capital expenditures and Predecessor adjusted EBITDA.  Gross operating margin is defined as revenue minus the cost of purchased gas, NGL, condensate and crude oil. Growth capital expenditures are defined as all construction-related direct labor and material costs, as well as indirect construction costs including general engineering costs and the costs of funds used in construction. We define cash available for distribution for the General Partner as distributions due to the General Partner from the Partnership and the General Partner’s 50% interest in the adjusted EBITDA of EnLink Midstream Holdings, LP (“Midstream Holdings”) less maintenance capital, which is distributed to the General Partner on a monthly basis, less specific general and administrative costs as a separate public reporting entity, the interest costs associated with the General Partner’s debt and current taxes attributable to earnings.

The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP) with the exception of maintenance capital expenditures and the adjusted EBITDA of Midstream Holdings.  Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of the assets and to extend their useful lives. Adjusted EBITDA of Midstream Holdings is defined as earnings plus depreciation, provisions for income taxes and distribution of equity investment less income on equity investment.

The Partnership and General Partner believe these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and prior-reported results and a meaningful measure of the Partnership’s and the General Partner’s cash flow after it has satisfied the capital and related requirements of its operations.

Gross operating margin, adjusted EBITDA, distributable cash flow, growth capital expenditures, maintenance capital expenditures and cash available for distribution as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of the Partnership’s and the General Partner’s performance. Furthermore, they should not be seen as a substitute for metrics prepared in accordance with GAAP. Reconciliations of these measures to their most directly comparable GAAP measures are included in the following tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of our management, the matters addressed herein involve certain risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially than those indicated. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, guidance, projected or forecasted financial results, objectives, project timing, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations and cash flows include, without limitation, (a) the dependence on Devon for a substantial portion of the natural gas that we gather, process and transport, (b) our lack of asset diversification, (c) our vulnerability to having a significant portion of our operations concentrated in the Barnett Shale, (d) the amount of hydrocarbons transported in our gathering and transmission lines and the level of our processing and fractionation operations, (e) fluctuations in oil, natural gas and NGL prices, (f) construction risks in our major development projects, (g) our ability to consummate future acquisitions, successfully integrate any acquired businesses, realize any cost savings and other synergies from any acquisition, (h) changes in the availability and cost of capital, (i) competitive conditions in our industry and their impact on our ability to connect hydrocarbon supplies to our assets, (j) operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control, (k) a failure in our computing systems or a cyber-attack on our systems, and (l) the effects of existing and future laws and governmental regulations, including environmental and climate change requirements and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in EnLink Midstream Partners, LP’s and EnLink Midstream, LLC’s filings with the Securities and Exchange Commission, including EnLink Midstream Partners, LP’s and EnLink Midstream, LLC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Neither EnLink Midstream Partners, LP nor EnLink Midstream, LLC assumes any obligation to update these forward-looking statements.  The assumptions and estimates underlying the forecasted financial information included in the guidance information in this press release are inherently uncertain and, though considered reasonable by the EnLink Midstream management team as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forecasted financial information. Accordingly, there can be no assurance that the forecasted results are indicative of EnLink Midstream’s future performance or that actual results will not differ materially from those presented in the forecasted financial information. Inclusion of the forecasted financial information in this press release should not be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

(Tables follow)

EnLink Midstream Partners, LP

Selected Financial Data

(All amounts in millions except per unit amounts)

Three Months Ended
December 31, 2014
(Unaudited)
Revenues:
Revenues	$777.6
Revenues - affiliates	193.6
Gain on derivative activity	24.0
Total revenues	995.2
Purchased gas, NGLs, condensate and crude oil (1)	696.5
Gross operating margin	298.7
Operating costs and expenses:
Operating expenses	82.7
General and administrative (2)	29.7
Depreciation and amortization	85.7
Gain on sale of property	(0.1)
Total operating costs and expenses	198.0
Operating income	100.7
Other income (expense):
Interest expense, net of interest income	(16.3)
Income from equity investment	4.6
Gain on extinguishment of debt	—
Other income	0.2
Total other expense	(11.5)
Income from continuing operations before non-controlling interest and income taxes	89.2
Income tax provision	(1.3)
Net income	87.9
Net income attributable to the non-controlling interest	36.3
Net income attributable to EnLink Midstream Partners, LP	$51.6
General partner interest in net income	$1.4
Limited partners’ interest in net income attributable to EnLink Midstream Partners, LP	$50.2
Net income attributable to EnLink Midstream Partners, LP per limited partners’ unit:
Basic per common unit	$0.21
Diluted per common unit	$0.21

(1)         Includes $4.4 million of affiliated purchased gas.

(2)         Includes $1.0 million of affiliate general and administrative expenses.

EnLink Midstream Partners, LP

Selected Financial Data

(All amounts in millions)

As a supplement to the financial information included herein for the three months ended December 31, 2014, the Partnership is furnishing the following table, which segregates the results of operations of Midstream Holdings from the Partnership’s other operations.  The table below reflects the following for the three months ended December 31, 2014:

•                  the Partnership’s results of operations excluding the operations of Midstream Holdings;

•                  the results of operations of 100% of Midstream Holdings on a stand-alone basis;

•                  the elimination of the 50% of the net income of Midstream Holdings attributable to the non-controlling interest in Midstream Holdings held by the General Partner; and

•                  the Partnership’s results of operations on a consolidated basis.

	Three Months Ended December 31, 2014
	Partnership Excluding Midstream Holdings	Midstream Holdings	Eliminations	Partnership Consolidated
	(in millions)
Revenues:
Revenues	$777.6	$—	$—	$777.6
Revenues - affiliates	33.8	159.8	—	193.6
Gain on derivative activity	24.0	—	—	24.0
Total revenues	835.4	159.8	—	995.2
Operating costs and expenses:
Purchased gas, NGLs, condensate and crude oil	686.5	10.0	—	696.5
Operating expenses	47.8	34.9	—	82.7
General and administrative	19.5	10.2	—	29.7
Depreciation and amortization	51.0	34.7	—	85.7
Gain on sale of property	(0.1)	—	—	(0.1)
Total operating costs and expenses	804.7	89.8	—	894.5
Operating income	30.7	70.0	—	100.7
Other income (expense):
Interest expense, net of interest income	(16.3)	—	—	(16.3)
Income from equity investments	0.7	3.9	—	4.6
Gain on extinguishment of debt	—	—	—	—
Other income	0.2	—	—	0.2
Total other income (expense)	(15.4)	3.9	—	(11.5)
Income from continuing operations before non-controlling interest and income taxes	15.3	73.9	—	89.2
Income tax provision	(0.7)	(0.6)	—	(1.3)
Net income	14.6	73.3	—	87.9
Net income (loss) attributable to non-controlling interest	(0.1)	—	36.4	36.3
Net income attributable to EnLink Midstream Partners, LP	$14.7	$73.3	$(36.4)	51.6

EnLink Midstream Partners, LP

Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow

(All amounts in millions except ratios and per unit amounts)

	Three Months Ended	Year Ended
	December 31, 2014	December 31, 2014
	(Unaudited)	(Unaudited) (1)
Net income from continuing operations	$87.9	$311.3
Interest expense	16.3	47.4
Depreciation and amortization	85.7	280.3
Income from equity investment	(4.6)	(18.9)
Gain on extinguishment of debt	—	(3.2)
Distribution from equity investment	9.8	23.7
Stock-based compensation	6.7	22.2
Income taxes	1.3	22.0
Payments under onerous performance obligation offset to other current and long-term liabilities	(4.5)	(14.7)
Other (2)	(20.8)	(18.5)
Adjusted EBITDA before non-controlling interest	177.8	651.6
Non-controlling interest share of adjusted EBITDA (3)	(55.5)	(187.7)
Adjusted EBITDA, net to EnLink Midstream Partners, LP	122.3	463.9
Interest expense, net	(16.3)	(46.3)
Interest rate swap gain (4)	(3.6)	(3.6)
Litigation settlement adjustment	—	(4.7)
Cash taxes and other	(0.1)	(0.1)
Maintenance capital expenditures	(10.1)	(21.5)
Predecessor adjusted EBITDA (5)	—	(86.3)
Distributable cash flow	$92.2	$301.4
Actual declared distribution	$99.9
Distribution coverage	0.92x
Distributions declared per limited partner unit	$0.375

(1)         The year ended 2014 results consist only of the period from March 7, 2014 through December 31, 2014.

(2)         Includes financial derivatives marked-to-market, accretion expense associated with asset retirement obligations and transaction costs.

(3)         With respect to the year ended December 31, 2014, includes non-controlling interest share of adjusted EBITDA of Midstream Holdings of $187.9 million and non-controlling interest share of E2 losses of $0.2 million.  With respect to the three months ended December 31, 2014, includes non-controlling interest share of adjusted EBITDA of Midstream Holdings.

(4)         During the fourth quarter of 2014, the Partnership entered into interest rate swap arrangements to mitigate exposure to interest rate movements prior to senior note issuances announced on November 6, 2014. The gain on settlement of the interest rate swaps was considered excess proceeds for the note issuance and was therefore excluded from distributable cash flow.

(5)         Represents Midstream Holdings’ prior to March 7, 2014 (“Predecessor”) adjusted EBITDA and recast E2 adjusted EBITDA.

EnLink Midstream Partners, LP

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA and Distributable Cash Flow

(All amounts in millions)

	Three Months Ended	Year Ended
	December 31, 2014	December 31, 2014
	(Unaudited)	(Unaudited) (1)
Net cash provided by operating activities	$95.3	$477.8
Interest expense, net (2)	16.5	48.6
Unit-based compensation (3)	—	2.8
Current income tax	6.4	6.7
Distributions from equity investment in excess of earnings	9.2	10.9
Other (4)	1.8	3.5
Changes in operating assets and liabilities which provided cash:
Accounts receivable, accrued revenues, inventories and other	102.4	97.3
Accounts payable, accrued purchases and other (5)	(53.8)	4.0
Adjusted EBITDA before non-controlling interest	177.8	651.6
Non-controlling interest share of adjusted EBITDA	(55.5)	(187.7)
Adjusted EBITDA, net to EnLink Midstream Partners, LP	122.3	463.9
Interest expense	(16.3)	(46.3)
Interest rate swap gain (6)	(3.6)	(3.6)
Litigation settlement expense (7)	—	(4.7)
Cash taxes and other	(0.1)	(0.1)
Maintenance capital expenditures	(10.1)	(21.5)
Predecessor adjusted EBITDA (8)	—	(86.3)
Distributable cash flow	$92.2	$301.4

(1)         The year ended 2014 results consist only of the period from March 7, 2014 through December 31, 2014.

(2)         Net of amortization of debt issuance costs and discount and premium included in interest expense.

(3)         Represents Predecessor stock-based compensation contributed through equity and reflected in net distributions to Predecessor in cash flows from financing activities in the Consolidated Statements of Cash Flows.

(4)         Includes transaction costs.

(5)         Net of payments under onerous performance obligation offset to other current and long-term liabilities.

(6)         During the fourth quarter of 2014, the Partnership entered into interest rate swap arrangements to mitigate exposure to interest rate movements prior to senior note issuances announced on November 6, 2014. The gain on settlement of the interest rate swaps was considered excess proceeds for the note issuance and was therefore excluded from distributable cash flow.

(7)         Represents portion of litigation settlement expense related to the reimbursement of capital expenditures.

(8)         Represents Predecessor and recast E2 adjusted EBITDA.

EnLink Midstream Partners, LP

Operating Data

Three Months Ended
December 31, 2014
Midstream Volumes:
Texas
Gathering and Transportation (MMBtu/d)	2,899,000
Processing (MMBtu/d)	1,134,000
Louisiana
Gathering and Transportation (MMBtu/d)	968,000
Processing (MMBtu/d)	526,000
NGL Fractionation (Gals/d)	5,448,000
Oklahoma
Gathering and Transportation (MMBtu/d)	467,000
Processing (MMBtu/d)	420,000
ORV
Crude Oil Handling (Bbls/d)	17,700
Brine Disposal (Bbls/d)	3,700

EnLink Midstream, LLC

Selected Financial Data

(All amounts in millions except per unit amounts)

Three Months Ended
December 31, 2014
(Unaudited)
Revenues:
Revenues	777.5
Revenues - affiliates	193.6
Gain on derivative activity	24.0
Total revenues	995.1
Purchased gas, NGLs, condensate and crude oil	696.5
Gross operating margin	298.6
Operating costs and expenses:
Operating expenses	82.7
General and administrative	30.4
Depreciation and amortization	84.5
Gain on sale of property	(0.1)
Total operating costs and expenses	197.5
Operating income	101.1
Other income (expense):
Interest expense, net of interest income	(16.7)
Income from equity investment	4.6
Other expense	0.2
Total other expense	(11.9)
Income from continuing operations before non-controlling interest and income taxes	89.2
Income tax provision	(16.9)
Net income	72.3
Net income attributable to the non-controlling interest	46.2
Net income attributable to EnLink Midstream, LLC	$26.1
Net income attributable to EnLink Midstream, LLC per unit:
Basic per common unit	$0.16
Diluted per common unit	$0.16

EnLink Midstream, LLC

Cash Available for Distribution

(All amounts in millions except ratios and per unit amounts)

Three Months Ended
December 31, 2014
(Unaudited)
Distribution declared by ENLK associated with (1):
General partner interest	$0.6
Incentive distribution rights	7.0
ENLK common units owned	6.5
Total share of ENLK distributions declared	$14.1
Adjusted EBITDA of Midstream Holdings (2)	55.3
Total cash available	$69.4
Uses of cash:
General and administrative expenses	(0.5)
Current income tax benefit	2.9
Interest expense	(0.4)
Maintenance capital expenditures (3)	(5.1)
Total cash used	$(3.1)
ENLC cash available for distribution	$66.3

Distribution declared per ENLC unit	$0.235
Cash distribution declared	$38.8
Distribution coverage	1.71x

(1)         Represents distributions declared by ENLK and paid to ENLC on February 12, 2015.

(2)         Represents ENLC’s 50% interest in Midstream Holdings’ adjusted EBITDA, which is disbursed on a monthly basis to ENLC by Midstream Holdings.  Midstream Holdings’ adjusted EBITDA is defined as earnings plus depreciation, provision for income taxes and distributions from equity investment less income from equity investment.   ENLC’s share of Midstream Holdings’ adjusted EBITDA is comprised of its 50% share in Midstream Holdings’ net income of $36.6 million plus its 50% share in Midstream Holdings’ depreciation of $17.4 million, taxes of $0.3 million and distributions from equity investment of $2.9 million, less its 50% share of income from equity investment of $1.9 million.

(3)         Represents ENLC’s interest in Midstream Holdings’ maintenance capital expenditures which is netted against monthly disbursement of Midstream Holdings’ adjusted EBITDA per (2) above.

EnLink Midstream, LLC

Reconciliation of Net Income of ENLC to ENLC Cash Available for Distribution

(All amounts in millions)

Three Months Ended
December 31, 2014
(Unaudited)
Net income of ENLC	$72.3
Less: Net income attributable to ENLK	(51.6)
Net Income of ENLC excluding ENLK	$20.7
ENLC’s share of distributions from ENLK (1)	14.1
ENLC’s interest in Midstream Holdings’ depreciation (2)	17.4
ENLC’s interest in distributions from Midstream Holdings’ equity investment	2.9
ENLC’s interest in income from Midstream Holdings’ equity investment	(1.9)
ENLC deferred income tax expense (3)	18.8
Maintenance capital expenditures (4)	(5.1)
Other items (5)	(0.6)
ENLC cash available for distribution	$66.3

(1)         Represents distributions declared by ENLK and paid to ENLC on February 12, 2015.

(2)         Represents ENLC’s interest in Midstream Holdings’ depreciation, which is reflected as a non-cash deduction in the net income of ENLC excluding ENLK.

(3)         Represents ENLC’s stand-alone deferred taxes.

(4)         Represents ENLC’s interest in Midstream Holdings’ maintenance capital expenditures, which is netted against the monthly disbursement of Midstream Holdings’ adjusted EBITDA.

(5)         Represents other non-cash items not included in cash available for distributions.